Filed Pursuant to Rule 424(b)(3)

REGISTRATION NO. 333-140632

PROSPECTUS SUPPLEMENT NO. 1 DATED JUNE 5, 2007 TO THE
PROSPECTUS DATED MAY 17, 2007 OF
ENERNOC, INC.

This Prospectus Supplement No. 1 supplements the prospectus dated May 17, 2007 relating to the sale of 3,750,000 shares of common stock of EnerNOC, Inc., or the Company.  On May 31, 2007, Philip Giudice, Senior Vice President of Corporate Development and a member of the Board of Directors of the Company, provided the Company with notice of his resignation from the Company in his capacity as both Senior Vice President and as a member of the Board of Directors, such resignation to be effective on July 16, 2007.  Mr. Giudice has notified the Company that he has accepted a position as Commissioner of the Division of Energy Resources for The Commonwealth of Massachusetts.

This Prospectus Supplement No. 1 should be read in conjunction with the Prospectus dated May 17, 2007.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the prospectus or this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.